Termination Agreement Under Factoring and Security Agreement

This Termination Agreement Under Factoring and Security Agreement (this “Agreement”) is entered into this 24 day of June, 2011, by and between Zoo Publishing, Inc., a New Jersey corporation (the “Seller”), and Working Capital Solutions, Inc., a Delaware corporation (the "Purchaser").

Background:

The Seller and the Purchaser previously entered into that certain Factoring and Security Agreement dated as of September 9, 2009 (as amended, restated, supplemented or otherwise modified, the "Factoring Agreement").  (Capitalized terms used but not defined in this Consent Agreement shall have the meanings given to them in the Factoring Agreement).  In order to secure its Obligations to the Purchaser, the Seller granted the Purchaser first priority perfected security interest in the Collateral.

At this time, the Seller and the Purchaser desire to (i) provide for the payment of all Obligations owed to the Purchaser, and (ii) terminate the Factoring Agreement as between the Seller and the Purchaser, through an assignment of all of the Purchaser’s right, title, and interest in and to the Factoring Agreement and all Collateral to Panta Distribution, LLC (the “Assignee”) in accordance with the terms and conditions of the “Limited Recourse Assignment” annexed hereto marked Exhibit “A”.  Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

1.
Termination and assignment of factoring agreement.:   the factoring agreement is hereby terminated as between the purchaser and the seller, and the seller agrees that the purchaser shall have no continuing liability or responsibility thereunder.  From and after the execution and delivery of the limited recourse assignment, the assignee shall be the “purchaser” and shall have all liability and responsibility thereunder.  Except as expressly provided in this agreement and in the limited recourse assignment, the purchaser has and shall have no further liability or obligation to the seller thereunder.

The Seller is liable to the Purchaser and obligated to pay to the Seller the following amounts under the Factoring Agreement (the “Obligations”):

Principal:	$713,014.92
Accrued Fees:	$40,523.19
Costs, expenses, and attorneys fees:	$31,928.80
Reserve for Exposed Payments:	$50,000.00	1
Early Termination Fee:	$340,000.00

Upon the execution of this Agreement, the Purchaser shall assign the Factoring Agreement and all of the Collateral to the Assignee in accordance with the Limited Recourse Assignment.

2.	Repayment of obligations. The Seller shall repay the Obligations, as follows:

a.   Upon the execution of this Agreement by the Seller and the Purchaser and the execution of the Limited Recourse Assignment by the Purchaser and the Assignee:

i.   $785,466.91 shall be paid to the Purchaser by the Assignee in cash via federal wire transfer in immediately available funds to pay in full the (x) principal, (y) accrued and unpaid fees, and (z) costs, expenses, and attorneys fees components of the Obligations.

ii.  $50,000.00 shall be paid to the Purchaser by the Assignee in cash via federal wire transfer in immediately available funds to pay in full the Reserve for Exposed Payments component of the Obligations.

iii.   As a compromise, and as an accommodation to the Seller, the Purchaser shall accept a discounted payment of the Early Termination Fee.  In this regard, $340.000.00 shall be paid to the Purchaser, and the Purchaser shall accept as payment in full of the Early Termination Fee (with the Purchaser hereby agreeing to waive $1,158,703.00 of the Early Termination Fee in excess of $340,000.00), as follows:

a).   $157,000.00 shall be paid to the Purchaser by the Assignee in cash via federal wire transfer in immediately available funds; and

b).   $183,000.00 shall be paid to the Purchaser by the Seller in accordance with the terms and conditions of the “Deficiency Promissory Note” annexed hereto marked Exhibit “B”, as follows:
___________________________
1
On or before September 30, 2011, the Assignor shall refund to the Assignee any unused or unneeded portion of the Reserve for Exposed Payments or attorneys fees and expenses paid as a portion of the Purchase Price, as provided in Paragraph 1(a) above, after satisfying all fees, costs, expenses, legal fees, and/or other items incurred by the Assignor, together with an itemization of all amounts paid with supporting documentation in form and substance reasonably acceptable to the Assignee.  The Seller hereby agrees to pay and shall be liable to reimburse the Assignor for all additional fees, costs, expenses, legal fees, or other items to the extent that the funds maintained in the Reserve for Exposed Payments and the funds paid towards legal fees and expenses are insufficient to cover all of those items and fees, costs, expenses, and legal fees.

i)   $100,000.00 on or before the earlier of (x) the closing on any equity raise (other than with respect to any existing options or warrants), or (y) July 21, 2011; and

ii)   $83,000.00 on or before the earlier of (x) the closing on any master distribution agreement, or (y) July 21, 2011.

b.   Any unused portion of the Reserve for Exposed Payments and the Indemnification Reserve shall be refunded to the Assignee for the account of the Seller in accordance with the terms and conditions of the Limited Recourse Assignment.

3.
Unsecured obligations.   The purchaser agrees that any and all obligations of the seller and any guarantors of the seller’s obligations to the purchaser under this agreement, the deficiency promissory note, and any other documents executed in connection with or simultaneously herewith are unsecured.  As provided in the limited recourse assignment entered into on this date between the purchaser, as assignor, and the assignee, in the event the purchaser hereafter receives any payments on account of collections on the seller’s accounts previously purchased by the purchaser, or any other funds received relating to the borrower (other than funds due and owning to the purchaser in accordance with the terms of the limited recourse assignment), but assigned to the assignee under the limited recourse assignment, the purchaser shall immediately pay to the assignee such amounts or turn over in kind any items or proceeds so received.

4.
Seller’s continuing obligations under the factoring agreement.  Seller hereby acknowledges that notwithstanding this agreement with purchaser, its obligations under the factoring agreement remain in full force and effect with the assignee.

5.
Release.  The seller and each of the guarantors, by executing this agreement where indicated below, and their respective subsidiaries, parents, affiliates, predecessors, successors, assigns, agents, and, representatives, as applicable, each hereby releases and forever discharges the purchaser and its officers, directors, employees, representatives, affiliates, predecessors, successors, and assigns of and from any and all actions, causes of action, suits, debts, demands, accounts, covenants, damages, judgments, liabilities, and claims whatsoever, at law or in equity, known or unknown, which any of them ever had, now has, or may have against the purchaser and its officers, directors, employees, representatives, affiliates, successors, and assigns upon or by reason of any matter, cause, or thing arising out of or in any way related to the financing arrangement evidenced by the factoring agreement or otherwise.

6.	Applicable law. This agreement shall be governed by and construed in accordance with the law of the state of illinois, without regard to principles of conflicts of laws.
7.
Counterparts.  This agreement may be executed in counterparts each of which shall constitute an original, and each of which when taken together shall constitute a single agreement.  The delivery of an executed counterpart of a signature page of this consent by telecopier or other electronic format shall be effective as delivery of a manually executed counterpart of this agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed as a sealed instrument by their respective authorized officers as of the date first written above.

PURCHASER	SELLER
WORKING CAPITAL SOLUTIONS, INC.	ZOO PUBLISHING, INC.

By: /s/ Thomas G. Siska	By: /s/ David Fremed

Name: Thomas G. Siska	Name: David Fremed

Title: President	Title: CFO

Acknowledged and Agreed:

ZOO ENTERTAINMENT, INC.

By: _/s/ David Fremed___________

Name: __David Fremed________

Title: _______CFO_______________

ZOO GAMES, INC.

By: _/s/ David Fremed_________

Name: __David Fremed________

Title: _______CFO____________

_/s/ Mark E. Seremet__________
Mark E. Seremet, Individually